UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Inogen, Inc.

(Name of Registrant as Specified In Its Charter)

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INOGEN, INC.

326 Bollay Drive

Goleta, California 93117

IMPORTANT NOTICE FROM INOGEN, INC.

ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF

STOCKHOLDERS TO NOW BE HELD ON MONDAY, MAY 11, 2020

The following Notice of Change of Date, Time and Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of Inogen, Inc. (the “Company”), dated March 24, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (including any adjournments or postponements thereof, the "Annual Meeting"), to now be held Monday, May 11, 2020 at 9:00 a.m. Pacific Time. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 14, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY

STATEMENT AND ORIGINAL NOTICE.  EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS NOTICE, ALL INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF DATE, TIME AND LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

NOW TO BE HELD ON MONDAY, MAY 11, 2020

To the Stockholders of Inogen, Inc.:

Due to the emerging public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our employees, stockholders and other meeting participants, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Inogen, Inc. (the “Company”) will now be held on Monday, May 11, 2020 at 9:00 a.m. Pacific Time as a virtual meeting. In light of public health concerns regarding the COVID-19 outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically in person.

As described in the proxy materials for the Annual Meeting that were previously distributed and are incorporated herein by reference, you are entitled to participate in the Annual Meeting if you were a stockholder of the Company as of the close of business on March 13, 2020, the record date, or hold a legal proxy for the Annual Meeting provided by your bank, broker, or other holder of record as of such record date.

The live audio webcast of the Annual Meeting can be accessed by stockholders on the day of the meeting at www.virtualshareholdermeeting.com/INGN2020 and will begin promptly at 9:00 a.m. Pacific time.

To access, participate in, and vote at the Annual Meeting at www.virtualshareholdermeeting.com/INGN2020, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice that you previously received. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page for the Annual Meeting.  A list of stockholders entitled to vote at the Annual Meeting will be available during the entirety of the meeting at the meeting website. After successfully entering your 16-digit control number, you may vote during the Annual Meeting and submit questions by following the instructions available on the meeting website.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting that were previously provided to you. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in date, time and location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Alison Bauerlein

Corporate Secretary

Goleta, California

April 14, 2020

The Annual Meeting on May 11, 2020 at 9:00 a.m. Pacific Time will be accessible at www.virtualshareholdermeeting.com/INGN2020. The Company’s proxy statement and its 2019 Annual Report on Form 10-K are available on our Investor Relations website at https://investor.inogen.com/. You may also access these materials at www.proxyvote.com.